SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2018

Delta International Oil & Gas Inc.

(Exact name of registrant as specified in charter)

Delaware	000-30563
(State or other jurisdiction of incorporation)	(Commission File Number)

9615 E. County Line Rd, STE B552, Centennial CO	80112
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (720) 573-0102

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On March 19, 2018, the Company entered into a Securities Exchange Agreement, dated as of March 14, 2018 (the “Agreement”), with American Green, Inc., a Wyoming corporation (“American Green”), and Nipton, Inc., a California corporation, a wholly-owned subsidiary of American Green. The Agreement provides for the acquisition by the Company of 100% of the issued and outstanding equity securities of Nipton, Inc. from American Green (the “Nipton Acquisition”) in exchange for shares of the Company’s Series A Convertible Preferred Stock that are convertible into 160,000,000 shares of Delta common stock. Following the closing of the Nipton Acquisition, expected to take place in the next several weeks, Nipton, Inc. would become a wholly-owned subsidiary of the Company, with American Green, the former stockholder of Nipton, Inc., owning a controlling interest of approximately 82% of the outstanding shares of common stock of Delta.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

10.65	Securities Exchange Agreement, dated as of March 14, 2018, between the Company and American Green, Inc. and its subsidiary, Nipton, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 22, 2018	DELTA INTERNATIONAL OIL & GAS INC.

	By:	/s/ Santiago Peralta
Santiago Peralta, Interim CEO